Exhibit 99.1

PSID

Stuart Smith, Bill Caragol

Stuart Smith:

Hey, everybody. Thanks so much for joining us here once again at SmallCapVoice.com. And as you just heard I’m your host, Stuart Smith, and this is another online business briefing where we shine the spotlight on some of the smartest plays on the small and microcap market. And we’re joined once again today by PositiveID Corporation. The company’s ticker symbol is PSID. They’re a developer of biological detection and diagnostic solutions. Now we’ve done a series of audio interviews with this company over the past year, and I actually encourage you to go back and listen to the very first one where we go over the basic building blocks of the company, the business model, the management team, and then some of those other audio interviews where we drill into the specific technologies. And we’re lucky enough to be joined once again by the chairman and CEO of PositiveID, Bill Caragol. Bill, how are you doing today?

Bill Caragol:	I’m doing well, Stuart. Thank you so much.

Stuart Smith:

All right. Thank you so much for stopping by and speaking with us once again. Now for those listeners who may be new to the story or aren’t up to date on the company’s operations, can you please provide a brief explanation of what PositiveID’s focus is, starting with your M-BAND system which we’ve talked about several times? But also while on the topic of M-BAND, can you give us an update on the Department of Homeland Security’s BioWatch next generation program? Because I think that’s where some of us can get lost and, you know, we don’t have a good understanding of what it’s like dealing with the Department of Homeland Security. So let’s talk about PositiveID.

Bill Caragol:

Sure. M-BAND is a good place to start. We have two very exciting technology and product offerings that we’re focused on, and M-BAND is importantly the one that comes first. And it comes first because we developed the M-BAND system under a six-year development program with Department of Homeland Security, under which we were contractually funded $30 million to develop this device, which is the next generation of bio-agent detection systems. We built a system, created it, that does automated testing of air samples, indoor and outdoor, to replace the current system of bio-detection, specifically detecting biological weapons of mass destruction, and being able to—by being automated and not manual—take the detection cycles from the current manual process that could take 36 to 48 hours to detect down to 3 to 6 hours, which of course has tremendous benefit from a standpoint of massively decreasing casualties and fatalities. So it’s that M-BAND system that is the core piece of our technology and our product development strategy.

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Exhibit 99.1

PSID

Stuart Smith, Bill Caragol

As it relates to the market opportunity for that product—and you asked a specific question about Department of Homeland Security—it’s important to note that the Department of Homeland Security is in the process of defining their acquisition strategy for this next generation program. There are estimates that have come out both through budget oversight as well as the department themselves that estimate the total value of this program to be between $3 billion to—I’ve seen numbers of upwards of over $5 billion over the five- to ten-year life of the program.

Importantly, regardless of where the size ends up, it’s exactly why we partnered almost a year ago with The Boeing Company to be our lead partner in this effort. So we as the technology partner bring the world-class solution, and The Boeing Company can bring the strength, the muscle, and the know-how from a standpoint of being able to manage and run large programs.

So as the DHS continues in this process of defining the acquisition strategy and timeline, I think it’s also important to note the importance of chem and chem-bio detection given the current state of affairs and threat assessments. You know, when you look at the Middle East, when you look at Syria, when you look at Iran, we not surprisingly are seeing a significant level of interest around our M-BAND product, specifically as it relates outside Department of Homeland Security and for instance in protecting our war fighters.

That’s really what I have to report today, but I think importantly as we look at where we are in this process we expect to have some exciting news on this front in the first quarter of 2014.

Stuart Smith:

Excellent. Well, that gives us a lot to look forward to in regards to M-BAND. But moving on from M-BAND, can you describe how you’ve evolved that technology and intellectual property to create your Firefly system? And what makes Firefly so significant for PSID in your view?

Bill Caragol:

Well, if you look at what our team has done, they’ve taken some of the same platform technology that was used to create the M-BAND, and took a step back and said, “What is the biological testing device and platform that’s going to be best-suited for a broad variety of next generation applications?” And the way I think about it most simply is to think about any test that is done at the DNA or RNA level which currently is done in a lab with a big piece of equipment with a manual process, from sample collection through processing, that’s timely—or that takes a great amount of time and is very expensive. And what if you were able to do that in a test that took under 30 minutes, and to be able to do it in a handheld device with a single-use cartridge that is designed specifically to test what you’re seeking to test, whether it be a biological agent for government purposes or a disease state in a—either in a medical/clinical setting or in an agricultural setting?

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Exhibit 99.1

PSID

Stuart Smith, Bill Caragol

There’s a very large opportunity to take what we’ve learned and to be able to apply it down to what we’ve created in 2013, which is a design for this product based on bench testing that we’ve done through the evolution and what we’ve been working on for the last three years. So we were very excited in launching that design, and the next step in the process, which is to — with a partner or partners – to develop a prototype device in 2014 so that we can begin field testing in 2015. We are currently in discussions with several partners, and we are targeting to have a first partner lined up in this process by the end of the first quarter.

Stuart Smith:

Well, thanks so much for that, Bill. Now when an investor or potential partner looks at the company and its exciting technologies that we’ve discussed here today, how should they think about the company’s balance sheet? Can you give us a little detail about the company’s historical financing structures, and also tell us how the company plans to address its capital needs in 2014 and beyond? Go ahead, Bill.

Bill Caragol:

Sure, Stuart. For people who are familiar with our company or those who are new to looking at PositiveID, of course I always start by talking about M-BAND and Firefly and the exciting near and more importantly long-term market opportunities we have with both of those products. What I would also say in looking back and then looking at a snapshot of where we are today, we’ve financed those efforts, and most importantly the development and progress of the Firefly product, almost primarily with convertible instruments, whether they be convertible debt instruments or convertible preferred instruments, all with variable-priced structures, which as a result has put a tremendous amount of pressure, and of course downward pressure, on our stock price over the course of the past two to two and a half years.

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Exhibit 99.1

PSID

Stuart Smith, Bill Caragol

So as I take that fact and how we’ve been able to move forward on what we needed to create value and look at what I discussed a little earlier, which was about the emerging opportunities both in M-BAND and Firefly, and define success over the course of the first half of 2014, we very much define the success from a standpoint of shareholder return and being able to evolve and to move — very specifically – move our financing model away from variable-priced instruments, and to be able to put in place the type of long-term capital that will allow us, without that type of ratchets and forward resets and all of the other things variable-priced have, the type of long-term capital that will allow us to bring to market these products and to take advantage and leverage the opportunities that I discussed.

Stuart Smith:	Well, Bill, as always an absolute pleasure having you here at SmallCapVoice.com. Any closing thoughts as we round out 2013 and head into 2014?

Bill Caragol:

Well, Stuart, as we sit here at the end of 2013, I think looking back—and we’ve had a number of discussions over the year—we’re very proud of our team and what we’ve been able to accomplish with continuing the development of M-BAND and Firefly. And as I discussed with you just earlier in this discussion, we think we’re very well poised for early 2014 in being able to bring some of these important plans to fruition and look forward to continuing our discussion.

Stuart Smith:

Very good. Well, we really appreciate, as I said, your time here at SmallCapVoice.com. Happy holidays and Merry Christmas to your family and everybody there on the team at PSID. We look forward to great things from your company here in 2013 and of course beyond into 2014. Thanks for your time, Bill.

Bill Caragol:	Thank you so much, Stuart.

Stuart Smith:	All right. For Bill Caragol, this is Stuart Smith saying thanks so much for listening.

[End of Audio]

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